UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012

REAL ESTATE ASSOCIATES LIMITED VII

(Exact name of registrant as specified in its charter)

California	0-13810	95-3290316
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Real Estate Associates Limited VII, a California limited partnership (the “Registrant”), holds a 99.00% limited partnership interest in Jasper County Properties, Ltd. (“Jasper”), a Mississippi limited partnership. Jasper owns a 24-unit apartment complex located in Heidelberg, Mississippi. On May 21, 2012, the Registrant entered into a Fourth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership (the “Jasper Agreement”) which was effective on May 23, 2012 with Herbert B. Ivison, Jr., (the “General Partner”) and H.I. Family, LLC, a Mississippi limited liability company (the “Assignee”), relating to the transfer of the limited partnership interest held by the Registrant in Jasper for a total price of $22,000. The Registrant’s investment balance in Jasper was zero at March 31, 2012.

The Registrant also holds a 95.00% limited partnership interest in Pachuta, Ltd. (“Pachuta”), a Mississippi limited partnership. Pachuta owns a 16-unit apartment complex located in Pachuta, Mississippi. On May 21, 2012, the Registrant entered into a Fifth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership (the “Pachuta Agreement”) which was effective on May 23, 2012, with the General Partner and the Assignee relating to the transfer of the limited partnership interest held by the Registrant in Pachuta for a total price of $22,000. The Registrant’s investment balance in Pachuta was zero at March 31, 2012.

The Registrant also holds a 99.00% limited partnership interest in Shubuta Properties, Ltd.(“Shubuta”), a Mississippi limited partnership. Shubuta owns a 16-unit apartment complex located in Shubuta, Mississippi. On May 21, 2012, the Registrant entered into a Fourth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership (the “Shubuta Agreement”) which was effective on May 23, 2012, with the General Partner and the Assignee relating to the transfer of the limited partnership interest held by the Registrant in Shubuta for a total price of $22,000. The Registrant’s investment balance in Shubuta was zero at March 31, 2012.

The foregoing description is qualified in its entirety by reference to the Jasper, Pachuta and Shubuta Agreements, copies of which are filed as Exhibits 10.5, 10.6 and 10.7 to this report.

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Agreements, on May 23, 2012, the Registrant assigned its limited partnership interests in Jasper, Pachuta and Shubuta to the Assignee effective as of May 23, 2012 and received net proceeds of $66,000. The Registrant is currently evaluating its cash requirements to determine what portion, if any, of the proceeds received from this transaction will be available to distribute to its partners.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.5  Fourth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Jasper County Properties, Ltd. by and between Real Estate Associates Limited VII, a California limited partnership, Herbert B. Ivison, Jr., and H.I. Family, LLC, a Mississippi limited liability company, dated May 21, 2012.

10.6  Fifth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Pachuta, Ltd. by and between Real Estate Associates Limited VII, a California limited partnership, Herbert B. Ivison, Jr., and H.I. Family, LLC, a Mississippi limited liability company, dated May 21, 2012.

10.7  Fourth Amendment to Amended and Restated Agreement and Certificate of   Limited Partnership of Shubuta Properties, Ltd. by and between Real Estate Associates Limited VII, a California limited partnership, Herbert B. Ivison, Jr., and H.I. Family, LLC, a Mississippi limited liability company, dated May 21, 2012.

The agreements included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VII

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 29, 2012